EXHIBIT 10.4

APPENDIX B
STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of July 21, 2006, is made by and between PubliCARD, Inc., a Pennsylvania corporation (the “Company”) and Joseph E. Sarachek (the “Optionee”).

WHEREAS, pursuant to the letter agreement dated July 21, 2006 (the “Retention Agreement”) between the Optionee and the Company, on the date hereof, the Optionee has been selected by the Committee to receive a grant of stock options under the PubliCARD, Inc. 1999 Long Term Incentive Plan (the “Plan”).

NOW, THEREFORE, the Company and the Optionee agree as follows:

Definitions.

Any capitalized term not defined herein shall have the meaning set forth in the Plan.

Grant of Option.

Grant; Grant Date. Subject to the terms and conditions hereof, the Company hereby grants under the Plan to the Optionee as of July 21, 2006 (the “Grant Date”) an option to purchase up to 1,793,650 Shares at an exercise price of $0.0279 per Share.

Adjustments in Option. In the event that the outstanding Shares subject to the Option are changed into or exchanged for a different number or kind of shares or securities of the Company, or of another corporation, by reason of reorganization, merger or other subdivision, consolidation, recapitalization, reclassification, stock split, issuance of warrants, stock dividend or combination of shares or similar event, the Committee shall make an appropriate and equitable adjustment in the Option so that the Optionee’s proportionate interest shall be maintained as before the occurrence of such event.

Form of Option. The option is not intended to be an incentive stock option.

Term. The Option shall expire on the 10th anniversary of the Grant Date, unless terminated earlier in accordance with this Agreement.

Vesting. The Option shall become vested and immediately exercisable upon the consummation of the Initial Transaction (as defined in the Retention Agreement).

Exercise. The Optionee shall exercise an Option in whole or in part at any time by delivering written notice of such exercise to the Secretary of the Company of the number of Shares as to which the Option is being exercised, and enclosing payment for the Shares with respect to which the Option is being exercised. Such payment shall be in cash or by check, or if approved by the Committee, by the delivery of Shares previously owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate purchase price of the Shares with respect to which the Option is being exercised, or any combination of the foregoing approved by the Committee, in its sole discretion. Partial exercise shall be for whole Shares only and shall not be for less than one hundred (100) Shares unless the number of Shares purchased constitutes the total number of Shares then remaining subject to the Option or the Committee permits such smaller exercise in its sole discretion.

Exercise Following Termination of Engagement. Notwithstanding the provisions of the Plan:

In the event the Optionee’s engagement by the Company is terminated for cause or if the Optionee voluntarily terminates such engagement, if the Option shall not be exercisable at such time, it shall be deemed to have terminated as of the day preceding the date on which the Optionee’s engagement by the Company terminates.

In all other cases, the Option shall be exercisable for the shorter of ninety (90) days following such termination of the Optionee’s engagement by the Company, or the remainder of its original term, to the extent it had become or becomes exercisable in accordance with Section 2(5).

Nontransferability. The Option shall not be transferable other than by will or the laws of descent and distribution, and no transfer so effected shall be effective to bind the Company unless the Company has been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option, provided, however, that, in the discretion of the Committee, Options may be transferred pursuant to a Qualified Domestic Relations Order (within the meaning of the Code).

Conditions to Issuance of Stock Certificates.

The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. Such Shares shall be fully paid and non-assessable. The stock certificates evidencing the Shares shall bear such legends restricting transferability as the Committee deems necessary or advisable.

The Company shall not be required to issue or deliver any certificate or certificates for Shares deliverable upon any exercise of the Option prior to fulfillment of all of the following conditions:

The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, or the obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, deem necessary or advisable.

If the Committee, in its sole discretion, deems it necessary or advisable, the execution by the Optionee of a written representation and agreement, in a form satisfactory to the Committee, in which the Optionee represents that the Shares acquired by him upon exercise are being acquired for investment and not with a view to distribution thereof.

Rights as Stockholder. The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any Shares purchasable upon the exercise of the Option unless and until certificates representing such Shares have been issued by the Company.

Miscellaneous.

Administration. The Committee shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company, and all other interested persons.

No Right to Continued Engagement. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to be engaged by the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause.

Entire Agreement; Amendment. This Agreement, the Retention Agreement and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings between the parties with respect to such subject matter. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

Governing Law. The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

Notices. All notices or other communications made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

To the Optionee:
Joseph E. Sarachek
22 Harvest Drive
Scarsdale, NY 10583

To the Company:
PubliCARD, Inc.
One Rockefeller Plaza
14th Floor
New York, NY 10020
Attention: Corporate secretary

Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

Conflict with the Plan. In the event of any conflict or inconsistency between the provisions of this Agreement and the Plan, except as otherwise provided in this Agreement, the provisions of the Plan shall control.

 Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

PubliCARD, Inc.

By   /s/Antonio L. DeLise
Name: Antonio L. DeLise
Title: President

OPTIONEE:

/s/Joseph E. Sarachek